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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 3, 2003 relating to the consolidated financial statements, which appears in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated April 3, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
April 18, 2003